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                                                                   Exhibit(10-4)

                    IRREVOCABLE LETTER OF DIRECTION


Date:     May 31, 1996

T0:       Telecom (AE), a Division of Wina Associates Limited ("TAE")

FROM:     Nevada Energy Company, Inc. ("NEC) and
          Central Communications Corporation ("CCC")


                         RECITALS

A. CCC is a coloration incorporated and validly existing under the laws of the State of Nevada and is a wholly owned subsidiary of NEC.

B. NEC entered into a Stock Acquisition Agreement with Telecom (AE), a division of Wina Associates Limited ("TAE") to acquire all the shares of Telecom Technologies Inc., and certain contracts with La Opinion Newspaper (the "Stock Acquisition Agreement").


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C.   NEC wishes to assign all of its right, title and interest in and to the
     Stock Acquisition Agreement to CCC and CCC wishes to acquire the same.

D. TAE is the assignee of the interest of Internet Communications Services, Inc. ("Internet") in a certain Validation Processing Purchase Agreement with La Opinion Tarieta Telefonica Telecard, Inc. a California corporation ("La Opinion") whereby Internet supplies telecommunication services and La Opinion purchases such services from Internet for resale (the "La Opinion Agreement").

TAE is hereby irrevocably instructed and directed to assign all of your interest in and to the La Opinion Agreement to CCC directly in the form of Assignment delivered by NEC and CCC to TAE.

NEC and CCC represent and warrant that CCC is a wholly owned subsidiary of NEC.

NEVADA ENERGY COMPANY, INC.   CENTRAL COMMUNICATIONS CORPORATION

/s/ Jeffrey Antisdel          /s/ Jeffrey Antisdel



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